UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)    January 14, 2004
                                                     -----------------------
                                                      (January 13, 2004)
                                                     -----------------------



 Commission   Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number   Address and Telephone Number                   Identification No.
-----------   --------------------------------------------   ------------------

 333-32170    PNM Resources, Inc.                                85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico               85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Events

The following is a press release issued by the Company on January 13, 2004.

             Regulators Approve $22 Million Revenue Increase for PNM

ALBUQUERQUE, N.M., January 13, 2004 - The New Mexico Public Regulation Commission today unanimously approved a $22 million increase in revenues for the PNM Resources (NYSE: PNM) gas utility.

The commission's final order accepts a compromise agreement negotiated by the company, commission staff and the industrial customer group last month. All parties to the rate proceeding have indicated they will not appeal today's commission order.

The settlement provides for a $20 million increase in gas rates and a $2 million increase in other service fees and charges. The new rates offer the company the opportunity to earn a 10.25 percent return on equity in its gas utility operations. Assuming normal weather, the company estimates that two-thirds of the rate increase will be realized in 2004 earnings.

Because of concerns regarding the impact of higher rates during the current winter heating season, the negotiated settlement postpones the start of the residential portion of the rate increase until April 2004. New rates for business customers will take effect immediately. The residential customers will account for about 82 percent of the total rate increase on an annualized basis, with the remaining 18 percent from business customers.

"The commission's action in our gas rate case resolves one of the main uncertainties affecting PNM this year," said PNM Chairman and Chief Executive Officer Jeff Sterba. "With electric rates set through 2007, we now have a known rate path on both the gas and electric sides of our utility business."

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 450,000 natural gas customers and 390,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies.


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


For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.



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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PNM RESOURCES, INC. AND
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 ----------------------------------------------
                                                  (Registrants)


Date:  January 14, 2004                         /s/ Thomas Sategna
                                 ----------------------------------------------
                                                  Thomas Sategna
                                     Vice President and Corporate Controller
                                  (Officer duly authorized to sign this report)


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